loanDepot, Inc. to report first quarter 2022 financial results on May 10, 2022

Foothill Ranch, California, April 28, 2022 – loanDepot, Inc. (NYSE: LDI) (together with its subsidiaries, "loanDepot" or the "Company"), the nonbank lending innovator that is using its proprietary mello® technology to transform the mortgage industry, today announced that the Company will release its first quarter 2022 financial results on May 10, 2022 before market open. Management will host a conference call and live webcast at 11:00 a.m. ET on loanDepot's investor relations website, investors.loandepot.com, following the release of its earnings results. The call will include a review of the results followed by a question and answer session.

The conference call can also be accessed by dialing 888-440-6385 using conference ID 2021948. Attendees should call in five minutes in advance to ensure that you are connected prior to the call. A replay of the webcast and transcript will also be made available on the investor relations website, or by dialing 800-770-2030, following the conclusion of the event.

For more information about loanDepot, please visit the Company's investor relations website: investors.loandepot.com.

About loanDepot
loanDepot (NYSE: LDI) is a digital commerce company committed to serving its customers throughout the home ownership journey. Since its launch in 2010, loanDepot has revolutionized the mortgage industry with a digital-first approach that makes it easier, faster and less stressful to purchase or refinance a home. Today, as the nation's second largest retail mortgage lender, loanDepot enables customers to achieve the American dream of homeownership through a broad suite of lending and real estate services that simplify one of life's most complex transactions. With headquarters in Southern California and offices nationwide, loanDepot is committed to serving the communities in which its team lives and works through a variety of local, regional and national philanthropic efforts.

Investor Relations Contact:
Gerhard Erdelji
Senior Vice President, Investor Relations
(949) 822-4074
gerdelji@loandepot.com

Media Contact:
Rebecca Anderson
Senior Vice President, Communications & Public Relations
(949) 822-4024
rebeccaanderson@loandepot.com

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